SALES AND PURCHASE CONTRACT AGREEMENT

CONTRACT NUMBER: - NS 2 / H130 / 0310

THIS AGREEMENT IS DATED ON THIS 17th DAY OF APRIL 2010 UNDER AND HAS AN ACCEPTANCE DATE OF THE 17TH DAY OF APRIL 2010

SELLER: Defense Solutions, Inc.
707 Eagleview Blvd, Suite 100
Exton, PA 19341
United States of America

BUYER: MD. ABUL kALAM AZAD
KHATOON INTERNATIONAL
6, MATIJHEEL C/A
BHUIYAN MANSION
7TH FLOOR, SUITE 803
DHAKA-1000
BANGLADESH

I. PURPOSE

1.1 The Seller herewith sells and the Buyer herewith purchases in accordance with the specification and quality described in this Contract (hereinafter called "Goods").

1.2 The Specification of the Goods HMS 1&2 80/20 is provided in Appendix No. 2 hereto.

II. DELIVERY AND TERMS

2.1 The Seller shall deliver the Goods under delivery conditions of: CIF destination in accordance with INCOTERMS-2000.

2.2 Loading Port: Shall be defined in the Delivery Schedule Appendix No. 3 or as designated by the Seller.

2.3 Country of Export: As per the Delivery Schedule Appendix No. 3 or as designated by Seller and Country of Import to be designated by the Buyer.

2.4 The named Ports of destination: For 30 (thirty) days prior to the beginning of shipment of each vessel, the Buyer will inform the Seller about port (ports) destination if different.

2.5 Terms of delivery are included in the Delivery Schedule in Appendix No. 3 hereto.

INITIALS: SELLER TR BUYER A.K. AZAD

III. QUANTITY OF GOODS

3.1 The unit of measurement in this contract is metric tons of weight (MTW). Months are calendar months according to the Gregorian calendar.
3.2 Quantity of each shipment is in MTW (+/- 5%) as per Delivery Schedule in Appendix No. 3.
3.3 The total quantity to be delivered is shown in the Delivery Schedule in Appendix No. 3 (+/- 5%).
3.4 The Goods will be delivered over 13 calendar months in accordance with the Delivery Schedule.
3.5 The quantity of Goods will be confirmed on a certificate issued by an independent international survey company, SGS, CIQ, or CCIC at Seller's expense. Other quantity inspections at the port of unloading shall be at the Buyer's expense.
3.6 Weight for invoicing purposes shall be established by the actual net weight. Weight franchise of 0.5% shall be allowed against Bill of Lading weight. In case short/over weight exceeds +/- 5% the Seller/Buyer shall compensate Buyer/Seller for the amount excluding the franchise on the basis of contracted price.

IV. QUALITY OF GOODS

4.1 The Goods shall conform to the Specifications in Appendix No.2 hereto.
4.2 The quality of the Goods will be confirmed by a certificate issued by the independent international survey company which shall be binding on both parties in all respects, including but not limited to the replacement of faulty Goods paid for by the Seller. Other quality inspections at the port of unloading shall be at the Buyer's expense.

V. PRICE AND TOTAL AMOUNT OF CONTRACT

5.1 The Buyer shall pay the Seller in United States Dollars "USD".
5.2 The price of Goods is as follows: $291.00 per MTW (Two Hundred Ninety-One USD) for ISRI 200-206.
5.3 The monthly value of deliveries of 30,000 (thirty thousand) MTW is $8,730,000.00 +/-5% USD (Eight Million Seven Hundred Thirty USD).
5.4 The total amount of the contract of 360,000 (three hundred sixty thousand) MTW is about $104,760,000.00 USD +/-5% (One Hundred Four Million Seven Hundred Sixty Thousand USD).
5.5 The price of Goods includes all costs incurred by Seller up to and including delivery basis CIF at the destination port except where the contract specifically provides for cost to be borne by the Buyer, port demurrage charges, tariffs, and export/import fees. The unit price is fixed and firm for any quantity not exceeding the maximum permitted under the contract either delivered or stored (if vessels are delayed by the buyer's failure to unload in a timely manner) on or before expiry of the period stated in sub-clause 6.1, or such extended period as expressly provided in this contract or agreed by mutual written understanding.

5.6 The price includes up to 30 days storage and insurance of any consignment in the Port of Loading.

VI. DELIVERY TERMS AND PARTIES OBLIGATIONS

6.1 The Seller shall deliver the total quantity of Goods within 13 months period in accordance with the Delivery Schedule, Appendix No. 3 hereto.

6.2 The Seller shall start the delivery of the first consignment in accordance with the Procedure & Terms, Appendix No.1 hereto.

6.3 All provisions included in the Delivery Schedule will be observed by both Buyer and Seller and breaches in the provisions will be subject to penalties as per the provisions under clauses 11.0 and 12.0 herein.

6.4 The parties may agree upon the extension of the delivery period. On this event, the party responsible for the delays (Seller in delivery or Buyer in unloading) will have to bear the costs for the extension of the validity of the Letter of Credit as well as the costs of storage in the Port of Loading.

6.5 Should the Buyer delay the vessels for loading according to provisions in the Delivery Schedule or as per sub-clause 8.3 below, the Seller is entitled to store the Goods in the port warehouse and get a Warehouse Receipt (WR) to use as cashing document instead of BOL.

VII. DELIVERY ACCEPTANCE OF GOODS

7.1 Under the condition of delivery CIF, the Seller and the Buyer is obligated to pay charges; however, risk of loss or damage of the goods and any additional charges arising after the transfer of the Goods over the hand-rail of a vessel in the Port of Loading shall pass from the Seller to the Buyer only if the Buyer is providing supplemental insurance.

7.2 Title for the Goods will pass from the Seller to the Buyer upon clearance of funds into the Seller's account by means of Clean On Board Blank Endorsed Ocean Bill of Lading marked "Negotiable" and risk if subject to clause 7.1.

7.3 The quality and quantity of Goods stated in the Bill of Lading and or WR (Where Permitted) shall be conclusive evidence of the quality and quantity of Goods delivered.

7.4 No claim(s) against quality or quantity received 30 (thirty) days following receipt of SGS quality or quantity report as appropriate will be taken into consideration or actionable.

VIII. PAYMENT TERMS AND CONDITIONS

8.1 Payment for each consignment in favor of the Seller in the approximate amount of $8,730,000.00 +/-5% USD (Eight Million Seven Hundred Thirty Thousand USD) shall be effected 100% at sight after receipt by the advising bank of all documents required in clause 9.0.

8.2 Type of Bank Instrument as payment guarantee: an unconditional, confirmed, Irrevocable Documentary Letter of Credit (IDLC) which shall be issued by the

Buyer's Bank defined as _____________ Bank directly to the Seller's Bank shown in Appendix No. 6. Buyer's Bank shall issue in favor of the Seller 1 (one) Letter of Credit, in accordance with the terms provided in Appendix No. 1 hereto. The operative Letter of Credit will be issued on or before March __, 2010 otherwise a breech thereof will be declared and subject to demand under clause 8.5.

8.3 The Letter of Credit shall be issued in the amount of $8,730,000.00 +/-5% USD (Eight Million Seven Hundred Thirty Thousand USD) American Dollars with a validity of 13 + 3 months in case of delays unless cancelled by the Buyer between 30 and 60 days from date of issue and after the first payment has cleared the Seller's bank.

8.4 The text of the Letter of Credit is shown in Appendix No. 4 hereto. The final text to be provided by the Buyer's bank shall be subject to approval by the Seller as a condition of the Buyer's compliance with the present contract.

8.5 In the event that the Buyer fails to issue the Letter of Credit in compliance with 8.1 then payment for the full contract value shall be made 100% at sight of demand upon the buyer without protest as a contract breech.

8.6 The Seller will send documents for each consignment to the Buyer by courier originating from the Seller's offices within 21 (twenty one) banking days from the Bill of Lading Date.

X 8.7 For the proper performance of the contract and counter guarantee of the Buyer's valid Letter of Credit, Seller shall provide a Performance Bond in the amount of 2%, $174,600 (One Hundred Seventy Four Thousand Six Hundred USD) American Dollars, with a validity of 13 +3 months in case of delays. The Performance Bond will be the acting instrument immediately from the date of reception of the first payment received from the buyer's bank

8.8 Should the Buyer delay the vessel for loading of the Goods per the delivery schedule or submitted notification date within 7 (seven) calendar days following the scheduled date, the Seller is entitled to store the goods in the Port at the Buyer's expense and risk and receive a Warehouse Receipt (WR) that can be used instead of the Bill of Lading.

8.9 All bank charges related to the issuance of the Letter of Credit are for the Buyer's account and all those related to the issuance of the Performance Bond are on the Seller's account. Bank charges related to the negotiation of either document are for the respective Beneficiary accounts.

8.10 Any extension of the validity of either document will be borne by the side in fault from their extension.

8.11 Spelling and typographical errors and differences of such nature between Bank issued and Beneficiary issued documents shall not be deemed discrepancies provided that the intent of the writer is clear from the context and in such case only UCP600 regulations shall apply at any time.

IX. DOCUMENTS REQUIRED FOR PAYMENT

9.1 The Seller shall provide with each consignment a full set 6/6 Clean On Board Ocean Bill of Lading signed by an authorized representative of the Shipping Line,

signed by the master and showing vessels' stamp and showing "CLEAN ON BOARD", following master's remarks are acceptable: Wet before shipment: Loaded from open area: Atmospherically rusty within 21 (twenty-one) days from date of payment.

9.2 Commercial Invoice issued by Seller: 6 Originals and 6 Original copies showing Contract number, description of goods, pieces of bundles of goods, unit price, total amount, gross/net weights of the goods.

X. DOCUMENTS PROVIDED BUT NOT REQUIRED FOR PAYMENT

10.1 Quality certificate issued by SGS in triplicate, showing the quality and all required by chemical structure as shown in Appendix No. 2 hereto of the Goods according to the present content; 3 originals and 3 original copies or CIQ/CCIC if required by the Buyer then seller shall arrange all Quality inspections at Seller's expense from AQSIQ/CIQ/CCIC excluding the Port of Unloading.

10.2 Quantity assay issued by SGS in triplicate, showing the quantity of the Goods loaded on board vessel or if AQSIQ/CIQ/CCIC is required by Buyer then Seller shall arrange all quantity inspections at Seller's expense from AQSIQ/CIQ/CCIC excluding the Port of Unloading.

10.3 Original Certificate of Origin issued by the Chamber of Commerce and Industry of the country of export: 3 Originals and 3 Original copies.

10.4 Master's Notice, showing description of goods, name of vessel, B/L No., Gross/Net weights of the goods pieces or bundles of goods, time of arrival, berthing, shipping agent at the destination port if available, loading time, signed by Master and Port.

10.5 All of the documents, including the B/L, Invoice, packing list, original certificate and so on have been faxed to the buyer within 7 days after B/L date.

XI. FORCE MAJEURE

11.1 Force majeure is understood to be as per provisions under ICC 500, and means any event such as fire, explosions, hurricanes, floods, earthquakes and similar natural calamities, wars, epidemics, military operations, terrorism, riots, revolts, strikes, industrial unrest, government embargoes, or other unforeseeable actions occurring after the conclusion of this contract and outside the parties' reasonable control, and which cannot be avoided by the reasonable diligence that could delay or prevent the performance of either party's obligations in this contract.

11.2 The party to this contract whose performance of this contract is prevented by a Force Majeure event must notify the other party within 7 (seven) days of the effective date of occurrence, which notice is to be confirmed by a certificate issued by the local chamber of commerce and Industry, including particulars of the event and expected duration. Failure to submit such a notification will prevent the party's exoneration from contractual obligations under Force Majeure event unless this event makes such notice impossible.

11.3 The performance of either party's obligations will be in such a case postponed with the period of the existence of the Force Majeure event plus a reasonable

period to remobilizing production and shipping. No penalty shall be payable for the duration of this delay.

11.4 Should the delay caused by a Force Majeure event last for more than 1 (one) month the sides will attempt to agree measures to allow contract to continue. Should such an agreement not be reached within 30 (thirty) days from the date of certified Force Majeure event, the sides are entitled to terminate the contract.

XII. NON-CIRCUMVENTION & NON-DISCLOSURE

12.1 The parties accept and agree to the provisions of the International Chamber of Commerce (ICC) for Non-Circumvention and Non-Disclosure with regards to all the parties involved in this transaction and contract, additions, renewals, and third party assignments, with full reciprocation for a period of (5) five years from the date of execution of this contract.

XIII. GOVERNING LAW

13.1 This contract shall be governed, and interpreted in accordance with the United Nations Convention for the Sale of Goods (UN Convention). In the event of any inconsistency between this contract and the provisions of the UN Convention, this contract shall have priority for the purpose of Article 39 of the UN Convention. A reasonable period of time shall be deemed to be five (5) days. This contract shall further be construed in accordance with the courts of the United States, which shall apply to ICC rules and regulations.

XIV. SELLER LIABILITY

14.1 Goods shall be considered in "full quantity" if within tolerance provided under sub-clause 3.1 and as per delivery schedule "Date of Delivery" shall be the date on the Bill of Lading.

14.2 If Seller fails to deliver full quantity and quality of any consignment, only with the confirmation from the Buyer, he has the right to make it complete with the next two consignments.

14.3 Failure to deliver full quantity within extended period will entail penalties at the rate of 0.3% (point three percent) pro rata temporize of the value of the undelivered goods. The total value of the penalties cannot exceed 5% (five percent) of the value of the undelivered goods at which time full breech is declared automatically.

14.4 Should the Buyer decide, at any time during the monthly period of delivery, to take only a partial delivery rather than wait for the full quantity (if the quantity is not already available in port and ready for loading), then the Seller will not be liable for liquidated damages.

14.5 Any sums for which the Seller are liable as penalties for which no provisions are made in this contract are made in the Performance Bond and are made against invoice issued by the damaged side and by bank transfer within maximum 10 (ten) banking days as from the submitted invoice date.

XV. BUYER LIABILITY

15.1 Any sums which the Buyer are liable as penalties for which no provisions are made in this contract are made against invoice issued by Seller and by bank transfer within maximum 10 (ten) banking days as for the submitted invoice date.

15.2 "Scheduled Date of Arrival" means date when the vessel should be alongside quay and available to take delivery of the Goods as per both Seller and Buyer mutual notifications and provisions in Appendix No. 3 hereto.

15.3 Should the vessel not arrive within 15 (fifteen) calendar days as from scheduled/notified date as a result of delays by the Buyer at the unload port, the Buyer will pay the Seller penalties at the daily rate of 0.3% (point three percent) pro rata temporize of the value of the undelivered goods but the total amount should not exceed 5% (five percent) of their value.

15.4 Should the vessel not arrive for loading within before stated period as a result of the Buyer at the unload port, and the Goods be stored in the Port Warehouse, the Buyer will be responsible for the payment to the Port Authorities at the following rates per day over the permitted 30 days: A) 31-60 days $.30 USD/day/MTW; B) 61-75 days $.40USD/day/MTW; C) 76-90 days: $.50USD/day/MTW. Over 90 days is not allowed to keep the Goods and the port is entitled to sell the Goods to cover losses. These details will be settled between the Buyer and the Port Authority.

15.5 The payment of the storage costs in port has no connection with the payment penalties which are paid separately to the Seller.

15.6 To make payment in the target dates for each consignment shall be effected by within 3 (three) banking days after receipt by the advising bank of all documents required under clause 9.0.

15.7 The Buyer undertakes and guarantees that the Letter of Credit within 5 (five) banking days will send to the Seller confirmation about issuance of Letter of Credit under the terms of this Contract in the favor of the Seller.

XVI. CONTRACT TERMINATION

16.1 Either party may terminate the Contract should the other side refuse performance of a substantive contractual obligation unless the LC is not posted by the Buyer but excluding refusal cause by a Force Majeure event.

16.2 Notification of termination is to occur within 30 (thirty) calendar days following non-performance of contractual obligations.

16.3 No termination is permitted should any of the sides excuse their obligations within the stated 30 (thirty) days from the notification date.

XVII. ASSIGNMENT

17.1 Any of the sides is allowed to assign the contract or payment instrument in order to secure the performance of its obligations.

17.2 Any assignee or legal successor to either party shall assume all obligations and benefits of the Contract.

17.3 Assignment is permitted under mandate issued by the Seller.

CONTRACT SIGNATORIES

IN WITNESS THEREOF, THE PARTIES HAVE SIGNED BELOW AND BY DOING SO HAVE ACCEPTED AND APPROVED ALL COVENANTS, TERMS AND CONDITIONS OF THIS CONTRACT. THIS CONTRACT IS WRITTEN ON Twelve (12) PAGES, EACH PAGE BEING DULY SIGNED / INITIALLED BY EACH PARTY.

SELLER SIGNATURE AND SEAL

COMPANY: Defense Solutions, Inc.
REPRESENTED BY: Timothy D. Ringgold
POSITION: Chief Executive Officer
SIGNATURE:
DATE: April 17, 2010

SELLER'S WITNESS SIGNATURE

COMPANY: Defense Solutions, Inc.
REPRESENTED BY: Joseph Angelilli
POSITION: Director
SIGNATURE:
DATE: April 17, 2010

BUYER SIGNATURE AND SEAL

COMPANY: KHATOON INTERNATIONAL
REPRESENTED BY: MD. ABUL kALAM AZAD
POSITION: PARTNER
SIGNATURE:
DATE: 17 April 2010

BUYER'S WITNESS SIGNATURE

COMPANY: GLOBAL ALLIANCE FOR HOMELAND SECURITY
REPRESENTED BY: GOLAM MEHRAJ
POSITION: EXECUTIVE DIRECTOR
SIGNATURE:
DATE: APRIL 17, 2010

Appendix No. 1
Procedure and Terms

1. The Buyer must provide all information within the contract that has been left blank and replace the words "Bank" with the appropriate name of their bank.
2. The buyer must sign the Contract and return to the Seller for signature. The Seller with sign originals of the contract and will send back to the Buyer via email.
3. After having receipt of 2% P.B from supplier than DLC will be operative.
4. After physical verification of whole lot by imputer authorized or imputer himself than sillier or supplier is allowed to send DLC verification. That the SWIFT matches as per contract.
5. The first shipment will commence no later than 45 (forty-Five) days from date issued of the operative letter of Credit. The remaining consignments will be shipped in each 30 (thirty) day period as defined in Appendix No. 3
6. Effect of payment for each consignment after discharging the goods in presence of international survey than as for contract with in 05 days document will send to advising bank through email or fax as required for payment.
7. Upon clearance of funds, disbursement of funds received at the advising bank of the Seller to pay commissions, shipping fees and yard fees shall occur under Seller's mandate.
8. Inspection certificate with issued by international survey. Along with sign at imputer authorized at loading port.

Initials: Seller____ Buyer____

APPENDIX NO. 2
SPECIFICATIONS

The Seller guarantees to the Buyer that the Goods delivered under the present Contract will correspond to the characteristics shown below:

The scrap metal sales consists out of a mix of mill scrap (stampings, cuttings, bars, etc.), Industrial scrap (nuts, bolts, misc. pieces, etc.), auto and truck frames and bodies, railroad scrap (wheels, axles, parts of locomotives and carriages, etc.) and miscellaneous commercial scrap (appliance casings, frames and parts, etc.). Non-metal impurities total 1% (one percent) or less. All goods will also be totally free from any types of radiation, bombs, arms and ammunition, mines, shell, cartridges, sealed containers, gas cylinders, explosive shells or explosive materials in any form either used or otherwise as per the specification below.

ISRI CODE: 200 - No. 1 heavy melting steel. Wrought iron and/or steel scrap 1/4 inch and over in thickness. Individual pieces not over 60 x 24 inches (charging box size) prepared in a manner to insure compact charging.

ISRI CODE: 201 - No. 1 heavy melting steel 3 feet x 18 inches. Wrought iron and/or steel scrap 1/4 inch and over in thickness. Individual pieces not over 36 inches x 18 inches (charging box size) prepared in a manner to insure compact charging.

ISRI CODE: 202 - No. 1 heavy melting steel 5 feet x 18 inches. Wrought iron and/or steel scrap 1/4 inch and over in thickness. Individual pieces not over 60 inches x 18 inches (charging box size) prepared in a manner to insure compact charging.

ISRI CODE: 204 - No. 2 heavy melting steel.* Wrought iron and steel scrap, black and galvanized, maximum size 36 x 18 inches. May include all automobile scrap properly prepared.

ISRI CODE: 205 - No. 2 heavy melting steel 3 feet x 18 inches. Wrought iron and steel scrap, black and galvanized, maximum size 36 x 18 inches. May include automobile scrap, properly prepared, however, to be free of sheet iron or thin gauged material.

ISRI CODE: 206 - No. 2 heavy melting steel 5 feet x 18 inches. Wrought iron and steel scrap, black and galvanized, maximum size 60 x 18 inches. May include automobile scrap, properly prepared, however, to be free of sheet iron or thin gauged material.

APPENDIX NO. 4
LETTER OF CREDIT TEXT

(ON ISSUING BANK'S LETTERHEAD)
ISSUER: (Buyer's Bank)
LETTER OF CREDIT NUMBER:
DATE OF ISSUE:
DATE OF MATURITY:
DATE OF EXPIRATION:
BENEFICIARY: (SELLER)

We, (Buyer's Bank), hereby open our unconditional, irrevocable, confirmed, documentary Letter of Credit in favor of (SELLER) for the amount of $8,730,000.00 USD +/-5% due on sight of Commercial Invoice and Clean On Board Bill of Lading from the Date if Issue (The Maturity Date).

Payment is available by the Beneficiary's First written demand via Bank Wire System. Demand Hereunder must be marked drawn under Letter of Credit No. ________________ Dated ________________, 2010. We hereby engage with you that the draft drawn under and in compliance with the terms of this Letter of Credit is subject to Uniform Customs and Practices for Documentary Credit I.C.C. Publication No. 600.

This cable is an operative instrument.
All bank charges in connection with this Letter of Credit are for the account of the applicant.
This Letter of Credit Expires on ____________________ 2010.

(Buyer's Bank)
NAME AND TITLE OF AUTHORIZED
BANK OFFICER
ADDRESS
CITY AND STATE AND ZIP
ABA #
ACCOUNT #
ACCOUNT HOLDER: SEAL:

SWIFT TEXT:
40B FORM OF DOCU: IRREVOCABLE WITH CONFIRMATION
:45B/SHIPMENT OF:
ISRI HMS 1-2 @ $291 per MTW under CIF terms.
:46B/DOCUMENTS REQUIRED: SIGNED COMMERCIAL INVOICE ISSUED BY SELLER IN 3 ORIGINALS AND 3 COPIES SHOWING CONTRACT NUMBER, DESCRIPTION OF GOODS, BILL OF LADING NUMBER, PIECES OF BUNDLES OF GOODS, UNIT PRICE, TOTAL AMOUNT, GROSS/NET WEIGHT OF THE GOODS + A FULL SET (3/3) STANDARD OCEAN BILLS OF LADING, MADE OUT TO ORDER, BLANK ENDORSED, MARKED FREIGHT PREPAID.